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                                   Exhibit 21.1

                           SUBSIDIARIES OF THE COMPANY

Name of Subsidiary                                   State of Incorporation
------------------                                   ----------------------
T-2 Inc.                                             California
T-4 Inc.                                             California
T-5 Inc.                                             California
T-7 Inc.                                             California
T-8 Inc.                                             California
T-10 Inc.                                            California
T-11 Inc.                                            California
T-12 Inc.                                            California
Willis Aeronautical Services, Inc.                   California
Terandon Leasing Corp.                               California
WLFC Engine Pooling Company                          California
Pacific Gas Turbine Center, Incorporated             Delaware
WLFC Ireland                                         Ireland
WLFC Funding Corporation                             Delaware